Exhibit 21

                              LIST OF SUBSIDIARIES

          SUBSIDIARY                                     JURISDICTION
          ----------                                     ------------
          Bamboo Club, Inc.                                Arizona
          Bamboo Club of Texas, Inc.                       Texas
          Cornerstone Productions, Inc.                    Delaware
          Main St. / Cornerstone Texas, Inc.               Texas
          Main St. Midwest, Inc.                           Kansas
          Main St. California, Inc.                        Arizona
          Main St. El Paso, Inc.                           Arizona
          Redfish America, LLC                             Arizona
          Redfish Cleveland, Inc.                          Ohio